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                                   EXHIBIT 2
                             LETTER OF TRANSMITTAL

                                   Regarding
                                   Interests
                                      in

                     BNY/IVY MULTI-STRATEGY HEDGE FUND LLC

                        Tendered Pursuant to the Offer
                            Dated November 8, 2004
                          As Amended December 3, 2004


                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                  AT, AND THIS LETTER OF TRANSMITTAL MUST BE
              RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, EASTERN
               TIME, ON WEDNESDAY, DECEMBER 15, 2004, UNLESS THE
                              OFFER IS EXTENDED.

       Complete this Letter of Transmittal and Return by Mail or Fax to:
                             The Bank of New York
                            101 Barclay Street, 20W
                              New York, NY 10286

                          Attn: Global Fund Services

                          For additional information:

                             Phone: (877) 470-9122

                              Fax: (212) 815-5515

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BNY/Ivy Multi-Strategy Hedge Fund LLC

Ladies and Gentlemen:

   The undersigned hereby tenders to BNY/Ivy Multi-Strategy Hedge Fund LLC (the "Company"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Company ("Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated November 8, 2004, as amended December 3, 2004 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

   The undersigned hereby sells to the Company the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

   The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any of the Interests in the Company or portions thereof tendered hereby.

   A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Company.

   The promissory note will also reflect the contingent payment portion of the purchase price (the "Contingent Payment"), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of the funds to the undersigned's account. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Company as of December 31, 2004 or, if the Offer is extended, approximately one month after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Company's financial statements which is anticipated to be completed not later than 60 days after March 31, 2005, the Company's fiscal year end, and will be paid promptly thereafter.

   All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

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BNY/Ivy Multi-Strategy Hedge Fund LLC

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:
The Bank of New York, 101 Barclay Street, 20W, New York, NY 10286, Attn: Global Fund Services. For additional information: Phone: (877) 470-9122 Fax: (212) 815-2313

Part 1. Name and Address:

     Name of Member: ___________________________________________________________

     Social Security No.
     or Taxpayer
     Identification No.: __________________________

     Telephone Number:   (______)__________________

Part 2. Amount of Limited Liability Company Interest in the Company being
Tendered:

      [_]Entire limited liability company interest.

      [_]Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than $75,000 must be maintained (the "Required Minimum Balance").)*

                     $________________

      [_]Portion of limited liability company interest in excess of the Required Minimum Balance.

         *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Company may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

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BNY/Ivy Multi-Strategy Hedge Fund LLC

Part 3. Payment.

     Cash Payment

     Cash Payments shall be wire transferred to the following account:

                     ______________________________________
                                 Name of Bank
                     ______________________________________
                                Address of Bank
                     ______________________________________
                                  ABA Number
                     ______________________________________
                                Account Number
                     ______________________________________
                       Name Under Which Account Is Held

Promissory Note

The promissory note reflecting both the initial and contingent payment portion of the purchase price, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Company.

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BNY/Ivy Multi-Strategy Hedge Fund LLC

Part 4. Signature(s).

For Individual Investors and Joint      For Other Investors:
Tenants:

--------------------------------------  --------------------------------------
Signature                               Print Name of Investor
(Signature of Owner(s) Exactly as
Appeared on Subscription Agreement)

--------------------------------------  --------------------------------------
Print Name of Investor                  Signature
                                        (Signature of Owner(s) Exactly as
                                        Appeared on Subscription Agreement)

--------------------------------------  --------------------------------------
Joint Tenant Signature if necessary     Print Name of Signatory and Title
(Signature of Owner(s) Exactly as
Appeared on Subscription Agreement)

--------------------------------------  --------------------------------------
Print Name of Joint Tenant              Co-signatory if necessary
                                        (Signature of Owner(s) Exactly as
                                        Appeared on Subscription Agreement)

                                        --------------------------------------
                                        Print Name and Title of Co-signatory

Date: ________________